Exhibit 99.1

Terry Lynn Chief Financial Officer, SITO Mobile 1 30 May 2019 Investor Presentation Execution – 100 days

Matters discussed in this presentation contain forward - looking statements that involve risks and uncertainties and reflect SITO Mobile ’ s judgement as of the date of this presentation . Forward - looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of the Company ’ s business, financial condition, liquidity, results of operations, plans and objectives . In some cases, you can identify forward - looking statements because they contain words such as “ may, ” “ might, ” “ will, ” “ would, ” “ should, ” “ expect, ” “ plan, ” “ anticipate, ” “ could, ” “ intend, ” “ target, ” “ project, ” “ contemplate, ” “ believe, ” “ estimate, ” “ predict, ” “ likely, ” “ potential ” or “ continue ” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions . These forward - looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain . Actual events or results may differ from SITO Mobile ’ s expectations include, but are not limited to, the risks and uncertainties relating to reliance on sales growth, our reliance on brand owners and wireless carriers, the possible need for additional capital, the risks, disruption, costs and uncertainty caused by or related to the actions of activist stockholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our stockholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners , as well as other risks identified in SITO Mobile ’ s filings with the SEC, and those factors identified in the SITO Mobile ’ s prospectus in the sections titled “ Risk factors ” and “ Forward - Looking Information . ” New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us . Nothing in this presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved . You should not place undue reliance on forward - looking statements, which speak only as of the date they are made . SITO Mobile disclaims any intent or obligation to update these forward - looking statements beyond the date of this presentation, except as may be required by law . This presentation includes certain non - GAAP financial measures, including non - GAAP earnings . These non - GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP . This presentation is confidential and may not be reproduced or otherwise distributed or disseminated, in whole or part, without the prior written consent of the Company, which consent may be withheld in its sole and absolute discretion . Any investment in the SITO Mobile will be subject to certain risks related to the nature of the Company ’ s business and the structure and operations of the Company . Any investment in the Company should be made only with an appreciation of the applicable risks, which are described in the Company ’ s filings with the SEC . SAFE HARBOR STATEMENT SITO Mobile is traded on the NASDAQ under the ticker symbol “ SITO ” 2

Regulation Fair Disclosure 3 As a public company, if we intentionally plan to release material, non - public information at an investor conference, we are required to simultaneously release the same information to the general public. As the following may include materials deemed to be non - public information, we are complying with this requirement.

Salient Points - 3 / 29 / 2019 10 K Earnings Call 4 Terry Lynn, CFO (started at SITO on 2 / 19 / 2019 ) “ Going forward, I will be prioritizing my financial efforts towards: • Strengthening the balance sheet, • Growing revenues, and • Expanding margins. ”

Salient Points - 5 / 15 / 2019 10 Q Earnings Call 5 Topline Growth Ugly Margins Q118 Q218 Q318 Q418 FY18 Q119 Q219 Mobile App Advertising 34.5$ 4.9$ Cross-Media Advertising 5.2 3.4 8.8$ Revenue 11.1$ 8.4$ 9.1$ 11.1$ 39.7$ 8.4$ COGS 6.7 4.4 4.7 5.5 21.3 5.5 Operating Expenses 10.4 10.1 9.5 6.9 36.9 7.6 Operating Income/(Loss) (5.9)$ (6.1)$ (5.2)$ (1.3)$ (18.5)$ (4.7)$ Stock Comp in Opex 2.1 1.8 1.3 1.0 6.2 0.5 Operating Income - Stock Comp (3.9)$ (4.3)$ (3.9)$ (0.2)$ (12.3)$ (4.2)$ * Given our large Q1/Q2 movie deal, we've given quantitative guidance that we've already recognized $12-13M YTD in Cross-Media Advertising Revenue as of 5/15/2019. * We've given non-quantitative guidance that we have a "healthy" pipeline for revenue expectations for the remainder of FY19

Salient Points - 5/15/2019 10Q Earnings Call

- Traditional SITO solution
  - Based on Bid Stream geodata
  - Placed mobile app ads across 5 advertising exchanges
- New SITO solution
  - Based on SDK (i.e., better) geodata
  - Place mobile app ads across 17 advertising exchanges
  - … plus
  - TV/Radio
  - Facebook/Instagram
  - Google/YouTube
  - Snapchat
  - Connected TV
  - Streaming Radio and more

Much Less Expensive

Better fit for customer demand

6

SITO

Conclusions from Solutions Comparisons 7 • Improved outlook on Revenue : • We believe that the new SITO solution will allow us to expand our cross - media offerings to our existing customer base, stem attrition and lead to revenue expansion from existing customers • Plus, we have a healthy pipeline of large, potential new cross - media customers inclusive of (but not limited to) theatrical advertising • Dramatically better Cost Structure and Margins: • We no longer need the traditional, expensive SITO solution. • We can take the opportunity to implement tight cost discipline and find other savings areas.

Finally, what is new information for today? 8 • We are underway in making these changes. Before the end of June, we will have transitioned customers over to the new solution and enacted the below cost savings. These changes should be fully realized for Q 3 and beyond. $ 0.7 M of monthly vendor cash cost savings $ 0.2 M of monthly personnel cash cost savings $ 0.1 M of monthly bonus expense savings = just under $ 1 M in monthly savings

Q118 Q218 Q318 Q418 FY18 Q119 Q219 Mobile App Advertising 34.5$ 4.9$ Cross-Media Advertising 5.2 3.4 8.8$ Revenue 11.1$ 8.4$ 9.1$ 11.1$ 39.7$ 8.4$ COGS 6.7 4.4 4.7 5.5 21.3 5.5 Operating Expenses 10.4 10.1 9.5 6.9 36.9 7.6 Operating Income/(Loss) (5.9)$ (6.1)$ (5.2)$ (1.3)$ (18.5)$ (4.7)$ Stock Comp in Opex 2.1 1.8 1.3 1.0 6.2 0.5 Operating Income - Stock Comp (3.9)$ (4.3)$ (3.9)$ (0.2)$ (12.3)$ (4.2)$ * Given our large Q1/Q2 movie deal, we've given quantitative guidance that we've already recognized $12-13M YTD in Cross-Media Advertising Revenue as of 5/15/2019. * We've given non-quantitative guidance that we have a "healthy" pipeline for revenue expectations for the remainder of FY19 Salient Points - 5 / 15 / 2019 10 Q Earnings Call 9 Topline Growth Ugly Margins Good Margins and a path to profitability

Recap 10 By the end of Q 2 : • We are saving approximately $ 1 M in monthly costs. • Our existing customers will have access to a better product offering that should stem attrition of customers and lead to expanding revenue/customer metrics • We have a healthy pipeline of potential new customers. • We have a clear path to profitability.